Exhibit 3.1.28

SCHEDULE 'A'

Liberty Property Limited Partnership
Partnership Interests
As of December 31, 2017

		Number of
		Partnership
	Limited Partners	Interests	%

1	Balitsaris, Peter	58,542	0.038774%
2	Carr, Claiborn	115,000	0.076168%
3	Denny, Joseph	260,250	0.172372%
4	Fenza, Robert	195,043	0.129183%
5	Hagan, Michael	14,491	0.009598%
6	Hammers, David	244,426	0.161891%
7	Melissa Ann Kiel	14,491	0.009598%
8	Kline, Earl	19,128	0.012669%
9	Lutz, Jim	37,312	0.024713%
10	Mazzarelli, James	14,491	0.009598%
11	Messaros, Sharron	7,245	0.004799%
12	Morrissey, Mary Beth	14,491	0.009598%
13	Price, Leslie	60,000	0.039740%
14	Marital Trust for Susannah Rouse	460,418	0.304950%
15	Trust for Congdon Children	85,347	0.056528%
16	Trust for Hammers Children	95,348	0.063152%
17	Trust for Mary Rouse	13,621	0.009022%
18	Trust for Anne Rouse	13,621	0.009022%
19	Trust for Rouse Younger Children	81,726	0.054130%
20	Trust for Laurie Hammers	5,506	0.003647%
21	Weitzmann, Mike	21,156	0.014012%
22	Susan D. Weitzmann Revocable Trust	21,156	0.014012%
23	Liberty Special Purpose Trust	10,574	0.007004%
24	Thomas, Rebecca	0	0.000000%
25	J. Ryan Lingerfelt	15,625	0.010349%
26	Trust for Justin M. Lingerfelt	15,625	0.010349%
27	Trust for Daniel K. Lingerfelt	15,625	0.010349%
28	Catherine E. Lingerfelt Revocable Trust	13,875	0.009190%
29	Lingerfelt, Alan T.	268,750	0.178002%
30	L. Harold Lingerfelt Exempt Family Trust	73,621	0.048762%
31	L. Harold Lingerfelt Non-Exempt Family Trust	73,621	0.048762%
32	L. Harold Lingerfelt Exempt Marital Trust	8,566	0.005674%
33	L. Harold Lingerfelt Non-Exempt Marital Trust	8,567	0.005674%
34	David L. Lingerfelt Revocable Trust	30,674	0.020316%
35	Morris U. Ferguson Family Trust	6,000	0.003974%

Liberty Property Limited Partnership
Partnership Interests - Continued
As of December 31, 2017

		Number of
		Partnership
	Limited Partners	Interests	%

36	Lingerfelt, Carl C.	10,900	0.007219%
37	Wright, Murray H.	7,500	0.004967%
38	Robert M. Latimer and Erle Marie Latimer Revocable Trust	12,500	0.008279%
39	Norman G. Samet Revocable Trust	14,013	0.009281%
40	Mann, Bernard	14,012	0.009281%
41	Rouse & Associates Maryland Ptshp	20,000	0.013247%
42	Helwig, A. Carl	169,737	0.112422%
43	Sunday, James J.	69,348	0.045931%
44	Walters, Charles J.	723	0.000479%
45	Charles J. Walters Irrevocable Trust	100,000	0.066233%
46	F. Greek Logan Properties, LLC	33,682	0.022309%
47	Virginia Acquisition I, LLC	228,144	0.151107%
48	David Mandelbaum	228,144	0.151107%
49	Nathan Mandelbaum	228,144	0.151107%

	Preferred Limited Partners

51	James Baker - Series I-2		N/A
52	Doris Heil		N/A
53	McCarthy Family Trust Ltd. Dated December 7, 1984		N/A
54	Forbes W. Burdette - Series I-2		N/A
55	Goodman Family Trust Dated 10/29/03 - Series I-2		N/A
56	Roger J. Roelle - Series I-2		N/A
57	Debbie Christensen - Series I-2		N/A
58	Kris Nielsen - Series I-2		N/A
59	John R. Provine - Series I-2		N/A
60	Hubbell Realty Corporation - Series I-2		N/A
61	Jack W. Shoemaker - Series I-2		N/A
62	Ronald E. Soderling, TTEE - Series I-2		N/A

	General Partner

	Liberty Property Trust	GP	97.6614%

	Total Ownership		100.0000%

	General Partner - The partnership units for Liberty Property Trust have not been reflected because there is
	no conversion of units to shares by the general partner.